TIMKEN

Timken Reports Strong Third-Quarter 2018 Results;
Raises Full-Year Earnings Outlook

•	Posted sales of $881 million, up 14 percent from last year

•	Reported earnings per diluted share of $0.91 on a GAAP basis, with record third quarter adjusted earnings per diluted share of $1.06

•	Generated strong cash from operations of $137 million and free cash flow of $114 million in the quarter

•	Raises 2018 earnings outlook; now expects 2018 GAAP earnings per diluted share of $3.98 to $4.03 and adjusted earnings per diluted share of $4.18 to $4.23

NORTH CANTON, Ohio: October 29, 2018 - The Timken Company (NYSE: TKR; www.timken.com), a world leader in engineered bearings and power transmission products, today reported third-quarter 2018 sales of $881.3 million, up 14.2 percent from the same period a year ago. The increase was driven by continued growth across most end markets, as well as the favorable impact of pricing and acquisitions, partially offset by unfavorable currency.

In the third quarter, Timken posted net income of $71.6 million or $0.91 per diluted share, versus net income of $53.5 million or $0.68 per diluted share for the same period a year ago. The year-over-year improvement was driven by higher volume, favorable price/mix and the impact of acquisitions, partially offset by higher material and logistics costs including tariffs. The current period also included higher pension- and acquisition-related charges.

Excluding special items (detailed in the attached tables), adjusted net income in the third quarter of 2018 was $82.9 million or $1.06 per diluted share, an earnings per share record for the third quarter, versus adjusted net income of $55.9 million or $0.71 per diluted share for the same period in 2017. Cash from operations for the quarter was $137.1 million, and free cash flow was $113.9 million.

“We posted another outstanding quarter,” said Richard G. Kyle, Timken president and chief executive officer. “We generated double-digit top-line growth, expanded operating margins despite tariff and other cost headwinds and delivered a nearly 50 percent increase in adjusted earnings per share. Our recent acquisitions are off to a good start, and organically, we are doing an excellent job of serving our customers’ needs while pursuing profitable growth opportunities.”

During the quarter, the company:

•	Completed the previously-announced acquisitions of Cone Drive, Rollon Group, and ABC Bearings, which add new and complementary products, capabilities and customers to the Timken portfolio,

•	Priced a public offering of $400 million of 10-Year Senior Unsecured Notes at an interest rate of 4.50 percent, with the proceeds used to fund the acquisitions of Cone Drive and Rollon Group, and

•
Returned $35 million in capital to shareholders with the payment of its 385th consecutive quarterly dividend and the repurchase of 300,000 shares, bringing full-year share repurchases up to 1.4 million shares.

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TIMKEN

Third-Quarter 2018 Segment Results

Mobile Industries reported sales of $464.2 million, up 9.8 percent compared with the same period a year ago, driven primarily by growth in the aerospace, automotive, off-highway and heavy truck sectors, partially offset by unfavorable currency.

Earnings before interest and taxes (EBIT) in the quarter were $50.6 million or 10.9 percent of sales, compared with EBIT of $35 million or 8.3 percent of sales for the same period a year ago. The increase in EBIT reflects the impact of higher volume and favorable price/mix, partially offset by higher material and logistics costs.

Excluding special items (detailed in the attached tables), adjusted EBIT in the quarter was $52.5 million or 11.3 percent of sales, compared with $37.7 million or 8.9 percent of sales in the third quarter last year.

Process Industries sales of $417.1 million increased 19.7 percent from the same period a year ago, driven by broad growth across all sectors, as well as the favorable impact of pricing and acquisitions, partially offset by unfavorable currency.

EBIT for the quarter was $81.8 million or 19.6 percent of sales, compared with EBIT of $61.7 million or 17.7 percent of sales for the same period a year ago. The increase in EBIT was driven by higher volume and favorable price/mix, partially offset by higher material and logistics costs including tariffs, as well as increased selling, general and administrative expenses.

Excluding special items (detailed in the attached tables), adjusted EBIT in the quarter was $84 million or 20.1 percent of sales, compared with $61.7 million or 17.7 percent of sales in the third quarter last year.

2018 Outlook

“Looking ahead to the fourth quarter, our markets remain strong, and we continue to execute well and advance the company’s strategy,” said Kyle. “As a result, we have modestly increased our earnings outlook for the year, and we are planning for our strong execution and positive market momentum to carry into 2019.”

The company expects 2018 revenue to be up approximately 19.5 percent in total versus 2017. This includes expected organic growth of approximately 14 percent plus the benefit of acquisitions, including the recently completed ABC Bearings, Cone Drive and Rollon Group acquisitions. Within its segments, the company estimates for full-year 2018:

•	Mobile Industries sales to be up approximately 16 percent, driven primarily by broad growth across all sectors, led by off-highway, rail and heavy truck, as well as the benefit of acquisitions, and

•	Process Industries sales to be up approximately 24 percent, reflecting growth across the distribution, original equipment and services sectors, as well as the benefit of acquisitions.

Timken now anticipates 2018 earnings per diluted share of $3.98 to $4.03 for the full year on a GAAP basis. Excluding special items (detailed in the attached tables), the company expects record 2018 adjusted earnings per diluted share in the range of $4.18 to $4.23, which at the midpoint represents an increase of 60 percent from 2017.

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TIMKEN

Conference Call Information

Timken will host a conference call tomorrow at 9 a.m. Eastern Time to review its financial results. Presentation materials will be available online in advance of the call for interested investors and securities analysts.

Conference Call:	Thursday, October 30, 2018
9 a.m. Eastern Time
Live Dial-In: 800-239-9838
or 323-794-2551
(Call in 10 minutes prior to be included.)
Conference ID: Timken’s 3Q Earnings Call

Conference Call Replay:	Replay Dial-In available through
November 13, 2018:
888-203-1112 or 719-457-0820
Replay Passcode: 7829565

Live Webcast:	http://investors.timken.com

About The Timken Company

The Timken Company (NYSE: TKR; www.timken.com) engineers, manufactures and markets bearings, gear drives, automated lubrication systems, belts, chain, couplings and linear motion products, and offers a spectrum of powertrain rebuild and repair services. The leading authority on tapered roller bearings, Timken today applies its deep knowledge of metallurgy, tribology and power transmission across a variety of bearings and related systems to improve the reliability and efficiency of machinery and equipment all around the world. The company's growing product and services portfolio features many strong industrial brands including Timken®, Fafnir®, Philadelphia Gear®, Groeneveld®, Rollon® and Cone Drive®. Known for its quality products and collaborative technical sales model, Timken posted $3 billion in sales in 2017. With more than 17,000 employees operating from 33 countries, Timken makes the world more productive and keeps industry in motion.

Certain statements in this release (including statements regarding the company's forecasts, estimates, plans and expectations) that are not historical in nature are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, the statements related to expectations regarding the company's future financial performance, including information under the heading "Outlook," are forward-looking.
The company cautions that actual results may differ materially from those projected or implied in forward-looking statements due to a variety of important factors, including: the finalization of the company's financial statements for the third quarter of 2018; the company's ability to respond to the changes in its end markets that could affect demand for the company's products; unanticipated changes in business relationships with customers or their purchases from the company; changes in the financial health of the company's customers, which may have an impact on the company's revenues, earnings and impairment charges; fluctuations in raw material and energy costs; recent world events that have increased the risks posed by international trade disputes, tariffs and sanctions; weakness in global or regional economic conditions and capital markets; the company’s ability to satisfy its obligations under its debt agreements and renew or refinance borrowings on favorable terms; fluctuations in currency valuations; changes in the expected costs associated with product warranty claims; the ability to achieve satisfactory operating results in the integration of acquired companies; the impact on operations of general economic conditions; fluctuations in customer demand; the impact on the company's pension obligations and assets due to changes in interest rates, investment performance and other tactics designed to reduce risk; the company's ability to complete and achieve the benefits of announced plans, programs, initiatives, acquisitions and capital investments; and the actual impact of the Tax Cuts and Jobs Act of 2017 on the full-year 2018 global effective tax rate. Additional factors are discussed in the company's filings with the Securities and Exchange Commission, including the company's Annual Report on Form 10-K for the year ended Dec. 31, 2017, quarterly reports on Form 10-Q and current reports on Form 8-K. Except as required by the federal securities laws, the company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
###
Media Relations:
234.262.3514
mediarelations@timken.com

Investor Relations:
Jason Hershiser
234.262.7101
jason.hershiser@timken.com

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TIMKEN

The Timken Company
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(Dollars in millions, except per share data)	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017

Net sales	$881.3	$771.4	$2,670.7	$2,225.8
Cost of products sold	628.0	555.3	1,885.1	1,626.4
Gross Profit	253.3	216.1	785.6	599.4
Selling, general & administrative expenses	142.0	134.0	432.4	375.5
Impairment and restructuring charges	2.6	1.3	3.1	3.8
Operating Income	108.7	80.8	350.1	220.1
Other income, net	0.5	3.8	9.8	7.1
Earnings Before Interest and Taxes (EBIT) (1)	109.2	84.6	359.9	227.2
Interest expense, net	(11.9)	(9.4)	(31.7)	(24.5)
Income Before Income Taxes	97.3	75.2	328.2	202.7
Provision for income taxes	25.0	21.1	83.5	28.5
Net Income	72.3	54.1	244.7	174.2
Less: Net income attributable to noncontrolling interest	0.7	0.6	1.9	—
Net Income Attributable to The Timken Company	$71.6	$53.5	$242.8	$174.2
Net Income per Common Share Attributable to The Timken Company Common Shareholders
Basic Earnings per share	$0.93	$0.69	$3.14	$2.24

Diluted Earnings per share	$0.91	$0.68	$3.09	$2.21

Average Shares Outstanding	76,903,395	77,694,974	77,332,209	77,766,828
Average Shares Outstanding - assuming dilution	78,428,105	78,804,296	78,645,503	78,889,930

(1) EBIT is a non-GAAP measure defined as operating income plus other income (expense). EBIT is an important financial measure used in the management of the business, including decisions concerning the allocation of resources and assessment of performance. Management believes that reporting EBIT is useful to investors as this measure is representative of the Company's core operations.

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TIMKEN

BUSINESS SEGMENTS
(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollars in millions)	2018	2017	2018	2017

Mobile Industries
Net sales	$464.2	$422.8	$1,441.8	$1,214.2
Earnings before interest and taxes (EBIT) (1)	$50.6	$35.0	$156.2	$102.0
EBIT Margin (1)	10.9%	8.3%	10.8%	8.4%
Process Industries
Net sales	$417.1	$348.6	$1,228.9	$1,011.6
Earnings before interest and taxes (EBIT) (1)	$81.8	$61.7	$254.0	$166.0
EBIT Margin (1)	19.6%	17.7%	20.7%	16.4%
Corporate expense	$(17.9)	$(12.1)	$(47.2)	$(36.4)
Pension-related charges (2)	$(5.3)	$—	$(3.1)	$(4.4)

Consolidated
Net sales	$881.3	$771.4	$2,670.7	$2,225.8
Earnings before interest and taxes (EBIT) (1)	$109.2	$84.6	$359.9	$227.2
EBIT Margin (1)	12.4%	11.0%	13.5%	10.2%

(1) EBIT is a non-GAAP measure defined as operating income plus other income (expense). EBIT Margin is a non-GAAP measure defined as EBIT as a percentage of net sales. EBIT and EBIT Margin are important financial measures used in the management of the business, including decisions concerning the allocation of resources and assessment of performance.  Management believes that reporting EBIT and EBIT Margin is useful to investors as these measures are representative of the core operations of the segments and Company, respectively.

(2) Pension-related charges represent actuarial (losses) and gains that resulted from the remeasurement of pension plan assets and obligations as a result of changes in assumptions. The Company recognizes actuarial (losses) and gains through earnings in connection with the annual remeasurement in the fourth quarter, or on an interim basis if specific events trigger a remeasurement.

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TIMKEN

CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in millions)	(Unaudited)
	September 30, 2018	December 31, 2017
ASSETS
Cash, cash equivalents and restricted cash	$155.0	$125.4
Accounts receivable, net	548.6	524.9
Unbilled receivables (1)	137.3	—
Inventories, net	841.0	738.9
Other current assets	104.4	110.9
Total Current Assets	1,786.3	1,500.1
Property, plant and equipment, net	886.8	864.2
Goodwill and other intangible assets	1,708.5	932.4
Non-current pension assets	21.7	19.7
Other assets	96.2	86.0
Total Assets	$4,499.5	$3,402.4
LIABILITIES
Accounts payable	$282.8	$265.2
Short-term debt, including current portion of long-term debt	48.4	108.1
Income taxes	19.2	9.8
Accrued expenses	306.2	288.6
Total Current Liabilities	656.6	671.7
Long-term debt	1,681.7	854.2
Accrued pension cost	171.6	167.3
Accrued postretirement benefits cost	134.0	122.6
Other non-current liabilities	215.2	111.7
Total Liabilities	2,859.1	1,927.5
EQUITY
The Timken Company shareholders' equity	1,579.9	1,442.7
Noncontrolling Interest	60.5	32.2
Total Equity	1,640.4	1,474.9
Total Liabilities and Equity	$4,499.5	$3,402.4
(1) Prior to the adoption of the new revenue standard, the Company recognized a portion of its revenues on the percentage-of-completion method measured on the cost-to-cost basis. As of December 31, 2017, revenue recognized in excess of billings of $67.3 million related to these revenues were included in "Accounts receivable, less allowances" on the Consolidated Balance Sheet. In accordance with the new revenue standard, $88.9 million of revenue recognized in excess of billings related to these revenues are included in "Unbilled Receivables" on the Consolidated Balance Sheet at September 30, 2018.

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TIMKEN

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollars in millions)	2018	2017	2018	2017
Cash Provided by (Used in)
OPERATING ACTIVITIES
Net income attributable to The Timken Company	$71.6	$53.5	$242.8	$174.2
Net income attributable to noncontrolling interest	0.7	0.6	1.9	—
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	35.1	35.7	105.9	102.5
Loss on divestiture	0.6	—	0.6	—
Stock-based compensation expense	7.7	7.8	25.5	18.2
Pension and other postretirement expense	6.9	2.7	8.5	12.6
Pension and other postretirement benefit contributions	(3.5)	(4.1)	(12.4)	(16.3)
Changes in operating assets and liabilities:
Accounts receivable	20.7	(15.6)	(65.7)	(61.6)
Unbilled receivables	(9.8)	—	(37.6)	—
Inventories	(14.4)	(47.3)	(94.3)	(85.4)
Accounts payable	(1.5)	5.2	(9.9)	55.7
Accrued expenses	12.5	13.9	10.2	15.9
Income taxes	5.3	(3.1)	1.7	(52.1)
Other, net	5.2	(20.9)	17.8	(20.8)
Net Cash Provided by Operating Activities	$137.1	$28.4	$195.0	$142.9

INVESTING ACTIVITIES
Capital expenditures	$(23.2)	$(22.6)	$(62.8)	$(62.5)
Acquisitions, net of cash received	(765.4)	(283.1)	(765.4)	(347.2)
Proceeds from divestitures	14.0	—	14.0	—
Other, net	0.3	7.2	3.9	2.3
Net Cash Used in Investing Activities	$(774.3)	$(298.5)	$(810.3)	$(407.4)

FINANCING ACTIVITIES
Cash dividends paid to shareholders	$(21.5)	$(21.0)	$(64.2)	$(62.4)
Purchase of treasury shares	(13.4)	(14.0)	(63.0)	(41.0)
Proceeds from exercise of stock options	2.1	2.0	12.7	27.7
Shares surrendered for taxes	(0.4)	(1.4)	(5.4)	(10.8)
Net payments on credit facilities	(4.4)	(304.5)	41.4	27.6
Net proceeds from long-term debt	688.2	299.4	738.0	299.4
Other, net	(1.2)	(3.7)	(2.2)	(3.7)
Net Cash Provided by (Used in) Financing Activities	$649.4	$(43.2)	$657.3	$236.8
Effect of exchange rate changes on cash	(3.8)	5.9	(12.4)	16.6
Increase (Decrease) in Cash, Cash Equivalents and Restricted Cash	$8.4	$(307.4)	$29.6	$(11.1)
Cash, Cash Equivalents and Restricted Cash at Beginning of Period	146.6	447.9	125.4	151.6
Cash, Cash Equivalents and Restricted Cash at End of Period	$155.0	$140.5	$155.0	$140.5

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TIMKEN

Reconciliations of Adjusted Net Income to GAAP Net Income and Adjusted Earnings Per Share to GAAP Earnings Per Share:
(Unaudited)
The following reconciliation is provided as additional relevant information about the Company's performance deemed useful to investors.  Management believes that the non-GAAP measures of adjusted net income and adjusted diluted earnings per share are important financial measures used in the management of the business, including decisions concerning the allocation of resources and assessment of performance. Management believes that reporting adjusted net income and adjusted diluted earnings per share is useful to investors as these measures are representative of the Company's core operations.

(Dollars in millions, except share data)	Three Months Ended September 30,				Nine Months Ended September 30,
	2018	EPS	2017	EPS	2018	EPS	2017	EPS
Net Income Attributable to The Timken Company	$71.6	$0.91	$53.5	$0.68	$242.8	$3.09	$174.2	$2.21

Adjustments: (1)
Impairment, restructuring and reorganization charges (2)	$3.1		$2.6		$4.5		$10.5
Acquisition-related charges (3)	8.8		4.4		9.0		6.9
Gain on sale of real estate (4)	—		(1.6)		—		(3.6)
Pension-related charges (5)	5.3		—		3.1		4.4
Health care plan modification costs	—		—		—		(0.7)
Loss on divestiture (6)	0.6		—		0.6		—
Tax indemnification and related items	0.3		—		0.6		(1.0)
Noncontrolling interest (7)	(0.6)		—		(0.6)		—
Provision for income taxes (8)	(6.2)		(3.0)		(9.9)		(37.1)
Total Adjustments:	11.3	0.15	2.4	0.03	7.3	0.09	(20.6)	(0.26)
Adjusted Net Income to The Timken Company	$82.9	$1.06	$55.9	$0.71	$250.1	$3.18	$153.6	$1.95

(1) Adjustments are pre-tax, with the net tax provision listed separately.

(2) Impairment, restructuring and reorganization charges (including items recorded in cost of products sold) relate to: (i) plant closures; (ii) the rationalization of certain plants; and (iii) severance related to cost reduction initiatives. The Company re-assesses its operating footprint and makes adjustments as needed that result in restructuring charges.  However, management believes these actions are not representative of the Company’s core operations.

(3) Acquisition-related charges in 2018 relate to the ABC Bearings Limited ("ABC Bearings"), Apiary Investments Holdings Limited ("Cone Drive") and Rollon S.p.A. ("Rollon") acquisitions. In 2017, acquisition-related charge related to the Groeneveld Group ("Groeneveld"), Torsion Control Products, Inc. ("Torsion Control Products"), PT Tech, Inc. ("PT Tech") and EDT Corp. ("EDT") acquisitions, including transaction costs and inventory step-up impact.

(4) The gain on the sale of real estate related to the sale of a manufacturing facility in South Africa and a manufacturing facility in Altavista, Virginia during the second and third quarter of 2017, respectively. This amount was recorded in other income.

(5) Pension-related charges represent actuarial (gains) and losses that resulted from the remeasurement of pension plan assets and obligations as a result of changes in assumptions. The Company recognizes actuarial (gains) and losses through earnings in connection with the annual remeasurement in the fourth quarter, or on an interim basis if specific events trigger a remeasurement.

(6) Loss on divestiture relates to the sale of the Groeneveld Information Technology Holding B.V. (the "ICT Business"), located in Gorinchem, Netherlands.

(7) Noncontrolling interest adjustments include acquisition related charges attributable to noncontrolling interest.

(8) Provision for income taxes includes the net tax impact on pre-tax adjustments, the impact of discrete tax items recorded during the respective periods, as well as adjustments to reflect the use of one overall effective tax rate on adjusted pre-tax income in interim periods.

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TIMKEN

Reconciliation of EBIT to GAAP Net Income, and EBIT Margin, After Adjustments, to Net Income as a Percentage of Sales and EBIT, After Adjustments, to Net Income:
(Unaudited)
The following reconciliation is provided as additional relevant information about the Company's performance deemed useful to investors.  Management believes consolidated earnings before interest and taxes (EBIT) is a non-GAAP measure that is useful to investors as it is representative of the Company's performance and that it is appropriate to compare GAAP net income to consolidated EBIT. Management also believes that non-GAAP measures of adjusted EBIT and adjusted EBIT margin are useful to investors as they are representative of the Company's core operations and are used in the management of the business, including decisions concerning the allocation of resources and assessment of performance.

(Dollars in millions)	Three Months Ended September 30,				Nine Months Ended September 30,
	2018	Percentage to Net Sales	2017	Percentage to Net Sales	2018	Percentage to Net Sales	2017	Percentage to Net Sales
Net Income	$72.3	8.2%	$54.1	7.0%	$244.7	9.2%	$174.2	7.8%

Provision for income taxes	25.0	2.8%	21.1	2.7%	83.5	3.1%	28.5	1.3%
Interest expense	12.5	1.4%	10.1	1.3%	33.2	1.3%	26.5	1.2%
Interest income	(0.6)	—%	(0.7)	—%	(1.5)	(0.1)%	(2.0)	(0.1)%
Consolidated EBIT	$109.2	12.4%	$84.6	11.0%	$359.9	13.5%	$227.2	10.2%

Adjustments:
Impairment, restructuring and reorganization charges (1)	$3.1	0.3%	$2.6	0.3%	$4.5	0.2%	$10.5	0.4%
Health care plan modification costs	—	—%	—	—%	—	—%	(0.7)	—%
Acquisition-related charges (2)	8.8	1.0%	4.4	0.6%	9.0	0.3%	6.9	0.3%
Gain on sale of real estate (3)	—	—%	(1.6)	(0.2)%	—	—%	(3.6)	(0.2)%
Pension-related charges (4)	5.3	0.6%	—	—%	3.1	0.1%	4.4	0.2%
Tax indemnification and related items	0.3	—%	—	—%	0.6	—%	(1.0)	—%
Loss on divestiture (5)	0.6	0.1%	—	—%	0.6	—%	—	—%
Total Adjustments	18.1	2.0%	5.4	0.7%	17.8	0.6%	16.5	0.7%
Adjusted EBIT	$127.3	14.4%	$90.0	11.7%	$377.7	14.1%	$243.7	10.9%

(1) Impairment, restructuring and reorganization charges (including items recorded in cost of products sold) relate to: (i) plant closures; (ii) the rationalization of certain plants; and (iii) severance related to cost reduction initiatives. The Company re-assesses its operating footprint and makes adjustments as needed that result in restructuring charges.  However, management believes these actions are not representative of the Company’s core operations.

(2) Acquisition-related charges in 2018 relate to the ABC Bearings, Cone Drive and Rollon acquisitions. In 2017, acquisition-related charges relate to the Groeneveld, Torsion Control Products, PT Tech and EDT acquisitions, including transaction costs and inventory step-up impact.

(3) The gain on the sale of real estate related to the sale of a manufacturing facility in South Africa and a manufacturing facility in Altavista, Virginia during the second and third quarter of 2017, respectively. This amount was recorded in other income.

(4) Pension-related charges represent actuarial (gains) and losses that resulted from the remeasurement of pension plan assets and obligations as a result of changes in assumptions. The Company recognizes actuarial (gains) and losses through earnings in connection with the annual remeasurement in the fourth quarter, or on an interim basis if specific events trigger a remeasurement.

(5) Loss on divestiture relates to the sale of the ICT Business, located in Gorinchem, Netherlands.

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Reconciliation of segment EBIT Margin, After Adjustments, to segment EBIT as a Percentage of Sales and segment EBIT, After Adjustments, to segment EBIT:
(Unaudited)
The following reconciliation is provided as additional relevant information about the Company's Mobile Industries and Process Industries segment performance deemed useful to investors. Management believes that non-GAAP measures of adjusted EBIT and adjusted EBIT margin for the segments are useful to investors as they are representative of each segment's core operations and are used in the management of the business, including decisions concerning the allocation of resources and assessment of performance.

Mobile Industries
(Dollars in millions)	Three Months Ended September 30, 2018	Percentage to Net Sales	Three Months Ended September 30, 2017	Percentage to Net Sales	Nine Months Ended September 30, 2018	Percentage to Net Sales	Nine Months Ended September 30, 2017	Percentage to Net Sales
Earnings before interest and taxes (EBIT)	$50.6	10.9%	$35.0	8.3%	$156.2	10.8%	$102.0	8.4%
Impairment, restructuring and reorganization charges (1)	0.9	0.2%	2.6	0.6%	2.0	0.1%	9.8	0.8%
Loss on divestiture (2)	0.6	0.1%	—	—%	0.6	0.1%	—	—%
Gain on sale of real estate (3)	—	—%	(1.6)	(0.4)%	—	—%	(3.6)	(0.3)%
Health care plan modification costs (4)	—	—%	—	—%	—	—%	(0.4)	—%
Acquisition-related charges (5)	0.4	0.1%	1.7	0.4%	0.4	—%	2.4	0.2%
Adjusted EBIT	$52.5	11.3%	$37.7	8.9%	$159.2	11.0%	$110.2	9.1%

Process Industries
(Dollars in millions)	Three Months Ended September 30, 2018	Percentage to Net Sales	Three Months Ended September 30, 2017	Percentage to Net Sales	Nine Months Ended September 30, 2018	Percentage to Net Sales	Nine Months Ended September 30, 2017	Percentage to Net Sales
Earnings before interest and taxes (EBIT)	$81.8	19.6%	$61.7	17.7%	$254.0	20.7%	$166.0	16.4%
Impairment, restructuring and reorganization charges (1)	0.8	0.2%	—	—%	1.0	0.1%	0.1	—%
Health care plan modification costs (4)	—	—%	—	—%	—	—%	(0.2)	—%
Acquisition-related charges (5)	1.4	0.3%	—	—%	1.4	0.1%	0.2	—%
Adjusted EBIT	$84.0	20.1%	$61.7	17.7%	$256.4	20.9%	$166.1	16.4%

(1) Impairment, restructuring and reorganization charges (including items recorded in cost of products sold) relate to: (i) plant closures; (ii) the rationalization of certain plants; and (iii) severance related to cost reduction initiatives. The Company re-assesses its operating footprint and makes adjustments as needed that result in restructuring charges.  However, management believes these actions are not representative of the Company’s core operations.

(2) Loss on divestiture relates to the sale of the ICT Business, located in Gorinchem, Netherlands.

(3) The gain on the sale of real estate related to the sale of a manufacturing facility in South Africa and a manufacturing facility in Altavista, Virginia during the second and third quarter of 2017, respectively. This amount was recorded in other income.

(4) Health care plan modification costs represent one-time charges associated with a redesign in medical insurance options available for active associates. In connection with the redesign, the Company elected to pay certain unused reimbursement account balances to associates impacted by the change in available options.

(5) Acquisition-related charges in 2018 relate to the ABC Bearings, Cone Drive and Rollon acquisitions. In 2017, acquisition-related charges relate to the Groeneveld, Torsion Control Products, PT Tech and EDT acquisitions, including transaction costs and inventory step-up impact.

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TIMKEN

Reconciliation of Total Debt to Net Debt and the Ratio of Net Debt to Capital to the Ratio of Total Debt to Capital:
(Unaudited)
These reconciliations are provided as additional relevant information about the Company's financial position deemed useful to investors. Capital, used for the ratio of total debt to capital, is a non-GAAP measure defined as total debt plus total shareholders' equity. Capital, used for the ratio of net debt to capital, is a non-GAAP measure defined as total debt less cash, cash equivalents and restricted cash plus total shareholders' equity. Management believes Net Debt and the Ratio of Net Debt to Capital are important measures of the Company's financial position, due to the amount of cash and cash equivalents on hand.

(Dollars in millions)
			September 30, 2018	December 31, 2017
Short-term debt, including current portion of long-term debt			$48.4	$108.1
Long-term debt			1,681.7	854.2
Total Debt			$1,730.1	$962.3
Less: Cash, cash equivalents and restricted cash			(155.0)	(125.4)
Net Debt			$1,575.1	$836.9

Total Equity			$1,640.4	$1,474.9

Ratio of Total Debt to Capital			51.3%	39.5%
Ratio of Net Debt to Capital			49.0%	36.2%

Reconciliation of Free Cash Flow to GAAP Net Cash Provided by Operating Activities:
(Unaudited)
Management believes that free cash flow is a non-GAAP measure that is useful to investors because it is a meaningful indicator of cash generated from operating activities available for the execution of its business strategy.

(Dollars in millions)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net cash provided by operating activities	$137.1	$28.4	$195.0	$142.9
Less: capital expenditures	(23.2)	(22.6)	(62.8)	(62.5)
Free cash flow	$113.9	$5.8	$132.2	$80.4

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TIMKEN

Reconciliation of EBIT, EBIT, After Adjustments, and EBITDA, After Adjustments, to GAAP Net Income:
(Unaudited)
The following reconciliation is provided as additional relevant information about the Company's performance deemed useful to investors. Management believes consolidated earnings before interest and taxes (EBIT) is a non-GAAP measure that is useful to investors as it is representative of the Company's performance and that it is appropriate to compare GAAP net income to consolidated EBIT. Management also believes that non-GAAP measures of adjusted EBIT and adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) is useful to investors as they are representative of the Company's core operations and are used in the management of the business, including decisions concerning the allocation of resources and assessment of performance.

(Dollars in millions)	Twelve Months Ended September 30, 2018
Net Income	$272.8
Provision for income taxes	112.6
Interest expense	43.8
Interest income	(2.4)
Consolidated EBIT	$426.8
Adjustments:
Impairment, restructuring and reorganization charges (1)	$7.1
Acquisition-related charges (2)	11.1
Loss on divestiture (3)	0.6
Pension-related charges (4)	16.8
Tax indemnification and related items	0.6
Total Adjustments	36.2
Adjusted EBIT	$463.0
Adjusted depreciation and amortization (5)	141.0
Adjusted EBITDA (6)	$604.0

(1) Impairment, restructuring and reorganization charges (including items recorded in cost of products sold) relate to: (i) plant closures; (ii) the rationalization of certain plants; and (iii) severance related to cost reduction initiatives. The Company re-assesses its operating footprint and makes adjustments as needed that result in restructuring charges.  However, management believes these actions are not representative of the Company’s core operations.

(2) Acquisition-related charges in 2018 relate to the ABC Bearings, Cone Drive and Rollon acquisitions. In 2017, acquisition charges relate to the Groeneveld, Torsion Control Products, PT Tech and EDT acquisitions, including transaction costs and inventory step-up impact.

(3) Loss on divestiture relates to the sale of the ICT Business, located in Gorinchem, Netherlands.

(4) Pension-related charges represent actuarial (gains) and losses that resulted from the remeasurement of pension plan assets and obligations as a result of changes in assumptions. The Company recognizes actuarial (gains) and losses through earnings in connection with the annual remeasurement in the fourth quarter, or on an interim basis if specific events trigger a remeasurement.

(5) Adjusted depreciation and amortization removes the impact of deprecation recognized in reorganization charges.

(6) Twelve months trailing adjusted EBITDA reflects results from acquired companies from the acquisition date through September 30, 2018.

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TIMKEN

Reconciliation of Adjusted Earnings per Share to GAAP Earnings per Share for Full Year 2018 Outlook:
(Unaudited)
The following reconciliation is provided as additional relevant information about the Company's outlook deemed useful to investors. Forecasted full year adjusted diluted earnings per share is an important financial measure that management believes is useful to investors as it is representative of the Company's expectation for the performance of its core business operations.

	Low End Earnings Per Share	High End Earnings Per Share
Forecasted full year GAAP diluted earnings per share	$3.98	$4.03

Forecasted Adjustments:
Restructuring and other special items, net (1)	0.20	0.20
Total Adjustments:	$0.20	$0.20
Forecasted full year adjusted diluted earnings per share	$4.18	$4.23

(1) Restructuring and other special items, net do not include the impact of any potential mark-to-market pension and other postretirement remeasurement adjustment, because the amount will not be known until incurred.

Reconciliation of Free Cash Flow to GAAP Net Cash Provided by Operating Activities for Full Year 2018 Outlook:
(Unaudited)
Forecasted full year free cash flow is a non-GAAP measure that is useful to investors because it is representative of the Company's expectation of cash that will be generated from operating activities and available for the execution of its business strategy.

(Dollars in Millions)		Free Cash Flow Outlook
Net cash provided by operating activities		$375.0
Less: capital expenditures		(115.0)
Free cash flow		$260.0

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